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                                                                    EXHIBIT 3.25

                                   NOVA SCOTIA

                          CERTIFICATE OF INCORPORATION
                                  Companies Act

Registry Number

3038482

Name of Company

3038482 NOVA SCOTIA COMPANY


I hereby certify that the above-mentioned company was incorporated this date under the Companies Act and that the liability of the members is unlimited.

       Karen Richard                                   December 21, 1999
-----------------------------------------              -------------------------
Deputy Registrar of Joint Stock Companies                  Date of Incorporation



                            MEMORANDUM OF ASSOCIATION

                                       OF

                           3038482 NOVA SCOTIA COMPANY

1. The name of the Company in all its language forms is:


                           3038482 NOVA SCOTIA COMPANY



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2. The Company shall have all the powers, capacity, rights and privileges of a natural person including the capacity, without the confirmation of the Supreme Court of Nova Scotia, or a Judge thereof to:

         (a) sell or dispose of its undertaking, or a substantial part thereof;

         (b)      distribute any of its property in specie among its members; or

         (c)      amalgamate with any company or other body of persons.


3. The liability of the members is unlimited.


         We, the undersigned, whose names and addresses are subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we respectively agree to take the number and kind of shares in the capital stock of the Company written opposite our respective names.


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DATED the 21st day of December, 1999.

NAME AND ADDRESS                                     NUMBER AND KIND OF SHARES
OF SUBSCRIBER                                        TAKEN BY SUBSCRIBER


3013447 Nova Scotia Limited
Per:     Judy A. Dudley
         Assistant-Secretary

Suite 1100                                          one share without nominal or
1959 Upper Water St.                                par value
Halifax NS

Total number of shares taken:                       1 Share

Witness to the above signature:


         Nadine Hendsbee
----------------------------------------
Name:        Nadine Hendsbee
Address:     1100-1959 Upper Water St.
             Halifax NS


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